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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 30, 2000


                             SOLA INTERNATIONAL INC.

             (Exact name of registrant as specified in its charter)


                                     1-13606
                            (Commission File Number)

            DELAWARE                                      94-3189941
(State or other jurisdiction of             (I.R.S. employer identification no.)
incorporation or organization)




              2420 SAND HILL ROAD, SUITE 200, MENLO PARK, CA 94025
                    (Address of principal executive offices)
                                   (zip code)


                                 (650) 324-6868
              (Registrant's telephone number, including area code)


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

Item 5.  Other Items

     The Board of Directors of Sola  International Inc. has appointed Mr. Jeremy
C. Bishop to succeed Mr. John E. Heine as President and Chief Executive Officer. Mr. Bishop will serve on the Company's Board of Directors and his appointment is effective March 30, 2000. See attached Exhibit announcing the appointment.


Item 6.  Exhibits

Exhibit Number                    Description                        Page Number
--------------                    -----------                        -----------

       1.1           Sola International Inc. press release
                              dated March 30, 2000                        4


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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              Sola International Inc.
                                              (Registrant)











Dated:  March 30, 2000                        By:  /s/ Steven M. Neil
      ----------------                           ------------------------------
                                              Steven M. Neil
                                              Executive Vice President and Chief
                                              Financial Officer


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

Exhibit 1.1

        For Immediate Release

                                                Contact: Jeff Cartwright
                                                   Director, Investor Relations
                                                   Phone: 650-324-6874


                       Sola International Appoints New CEO

MENLO PARK, CA March 29, 2000 -- Sola International Inc. (NYSE: SOL) today announced that its Board of Directors has appointed Jeremy C. Bishop to be the company's president and chief executive officer, replacing John E. Heine who announced in January 2000 he would step down as CEO upon appointment of a successor. Mr. Bishop has also been elected to the company's board of directors.

Mr. Bishop, 49, has over thirty years of global optical industry experience in both retailing and manufacturing. Most recently he has served as president of American Optical ("AO"), a position he has held since Sola's acquisition of AO in June 1996. Mr. Bishop joined AO in November 1990 as vice president of European operations. AO is an international supplier of ophthalmic lenses with operations located in 13 countries and revenues of over $110 million. Since the purchase of AO in June 1996, under Mr. Bishop's leadership, revenues have increased at a compounded annual growth rate in excess of 10 percent, while profits have almost doubled.

"We are extremely pleased with the appointment of Jeremy Bishop as the new CEO of Sola," said Irving S. Shapiro, Sola's chairman. "Jeremy brings a broad base of management and optical industry experience to the position and is ideally suited to successfully lead Sola. In addition, as the head of AO, he has had a well-demonstrated record of profitably developing, manufacturing and selling a broad range of eyeglass lens products, as most recently evidenced by the successful introduction of the AO Compact progressive lens."

"I appreciate the confidence the board of directors has placed in me to lead Sola," said Mr. Bishop. "Sola is a leader in the worldwide spectacle lens industry and I look forward to strengthening the company's efficiency as a manufacturer and its effectiveness as a marketer of lenses. My initial and immediate focus will be working with Sola's strong and experienced management team on those actions necessary to restore the company's growth and profitability."


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Sola International  Inc. designs,  manufactures and distributes a broad range of eyeglass lenses, primarily focusing on the faster-growing plastic lens segment of the global lens market, and particularly on higher-margin value-added products. SOLA's strong global presence includes manufacturing and distribution sites in three major regions: North America, Europe and Rest of World (primarily Australia, Asia and South America) and approximately 7,000 employees in 30 countries servicing customers in over 50 markets worldwide. For additional information, visit the company's web site at www.sola.com.

This press release  includes  forward-looking  statements  within the meaning of
Section 21E of the Securities Exchange Act of 1934, including statements relating to the Company's potential growth prospects. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of the Company. Actual results could differ materially from the forward-looking statements as a result of, among other things, the highly competitive nature of the eyeglass lens and coating industry; the Company's need to develop new products; potential adverse developments in the domestic and foreign economic and political environment, including exchange rates, tariffs and other trade barriers and potentially adverse tax consequences; potential difficulties in staffing and managing foreign operations; and the other factors described in Exhibit 99.1 of the Company's Form 10-K for the fiscal year ended March 31, 1999. The words "believe", "expect", "anticipate" and similar expressions identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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